Exhibit 10.60

AMENDMENT TO
MEMBERSHIP INTEREST SALE AGREEMENT

     This AMENDMENT TO MEMBERSHIP INTEREST SALE AGREEMENT (the “Amendment”) is made and entered into as of March 29, 2005 by and between Hampton Sherwood, LLC, an Arizona limited liability company (“Seller”) and Columbia Equity, LP, a Virginia limited partnership (“Purchaser”) with reference to the following facts:

RECITALS:

A.	Seller and Purchaser have entered into that certain Membership Interest Sale Agreement for a membership interest in Holualoa/Carr Capital Sherwood, LLC, dated January 31, 2005 (the “Contract”);

B.	Seller and Purchaser have mutually agreed that the Contract shall terminate if the Closing (as defined in the Contract) does not occur prior to March 31, 2005 pursuant to the terms of the Contract; and

C.	Seller and Purchaser desire to amend the Contract as described below.

     NOW, THEREFORE, for and in consideration of the agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

TERMS

1.	Extension of Closing Date. Seller and Purchaser hereby agree to amend Sections 3.1(g) and 3.2(g) of the Contract to provide as follows:

     The Closing shall have occurred on or prior to June 30, 2005.

Seller and Purchaser hereby agree to amend Section 4.1 of the Contract to provide as follows:

The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, Washington, D.C., or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the “Closing Date”), or as otherwise set by agreement of the parties; provided, however, that this Agreement shall terminate if Closing does not occur prior to June 30, 2005.

2.	Ratification. Except as modified by this Amendment, the Contract remains in full force and effect.

3.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SELLER:

Hampton Sherwood, LLC, an Arizona limited liability company

By:	/s/ Nick M. Patel

Name:	Nick M. Patel
Title:	Manager

PURCHASER:

Columbia Equity LP, a Virginia limited partnership

By:	Columbia Equity Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ Oliver T. Carr, III

	Name:	Oliver T. Carr, III
	Title:	President & CEO